Exhibit 23.2

 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 6, 2018 with respect to the consolidated financial statements of Penguin Computing Inc., as of and for the year ended December 31, 2017, appearing in the Current Report on Form 8-K/A of SMART Global Holdings, Inc. filed on August 24, 2018.

/s/ SHEA LABAGH DOBBERSTEIN
Certified Public Accountants, Inc.

San Francisco, California

September 20, 2018